UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2014

L-3 COMMUNICATIONS HOLDINGS, INC.

L-3 COMMUNICATIONS CORPORATION

(Exact Names of Registrants as Specified in their Charters)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (212) 697-1111

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement.

On August 7, 2014, L-3 Communications Corporation (the “Borrower”) and the Required Lenders party thereto entered into a waiver and consent (the “Waiver and Consent”) of its $1 billion Amended and Restated Revolving Credit Agreement dated as of February 3, 2012 (as amended, the “Credit Agreement”) among the Borrower, the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, which matures on February 3, 2017. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. A copy of the Waiver and Consent is attached hereto as Exhibit 10.1.

Pursuant to the Waiver and Consent, the Required Lenders have waived compliance with the 45-day requirement under Section 7.01(ii) of the Credit Agreement for delivery of the Borrower’s quarterly financial report for the fiscal quarter ended June 27, 2014 (such quarterly financial report, the “Specified Financials”) and consented to the delivery by the Borrower of the Specified Financials on or prior to September 25, 2014.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

10.1	Waiver and Consent to Amended and Restated Credit Agreement, dated as of August 7, 2014, among L-3 Communications Corporation and the Required Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION

By:	/s/ Ralph G. D’Ambrosio
Name: Title:	Ralph G. D’Ambrosio Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Date: August 7, 2014

EXHIBIT INDEX

Exhibit Number	Title

10.1	Waiver and Consent to Amended and Restated Credit Agreement, dated as of August 7, 2014, among L-3 Communications Corporation and the Required Lenders party thereto.